                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 9, 2001


                        THE L.L. KNICKERBOCKER CO., INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             CALIFORNIA              0-25488             33-0230641
       ----------------------    ---------------      -----------------

          (STATE OR OTHER          (COMMISSION         (IRS EMPLOYER
          JURISDICTION OF          FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)

       25800 COMMERCENTRE DRIVE, SUITE 2000, LAKE FOREST, CALIFORNIA 92630
       -------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 595-7900



                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 9, 2001, The L.L. Knickerbocker Co., Inc., a California corporation (the "Registrant"), completed the sale (the "Sale") of substantially all of its assets to Marian, LLC, a California limited liability company formed by Brian Blosil ("Purchaser"). Brian Blosil is the husband of Marie Osmond, who is the principal owner of Marie, Inc., which licenses to the Registrant the right to market and sell dolls under the Marie Osmond Porcelain Doll Collection name. The Sale was effected pursuant to an Asset Purchase Agreement between the Registrant and Purchaser, dated as of September 28, 2001 (the "Asset Purchase Agreement"). A copy of the press release reporting the Sale is filed as Exhibit
99.1 hereto and is incorporated herein by reference.

        The Sale was approved by the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"). Copies of the Order approving the Sale, dated September 4, 2001, and the Asset Purchase Agreement were filed as Exhibits 2.1 and 2.2, respectively, to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2001. The consideration for the Sale has been determined in the course of an overbid procedure supervised by the Bankruptcy Court.

        In consideration for the Sale, the Purchaser (i) assumed $2,019,000 in secured debt owed by the Registrant to Republic Financial Corporation, (b) assumed approximately $1,300,000 in the Registrant's liabilities that constitute administrative or priority claims under the Registrant's bankruptcy case, and
(c) shall, within 120 days after the closing of the Sale (the "Closing"), issue to the Official Committee of the pre-petition unsecured creditors of the Registrant a subordinated promissory note (the "Subordinated Note") in the principal amount of $1,859,899, subject to certain adjustments described below. The principal amount of the Subordinated Note will be reduced by the amount of the Registrant's accounts receivable purchased by the Purchaser which are not collected within 120 days following the Closing and the amount that the Assumed Liabilities paid and assumed by the Purchaser exceed $1,297,926 plus certain increases to account for post-May 31, 2001 asset acquisitions by the Registrant. The Subordinated Note will bear interest at an annual rate of 9.6%, compounded monthly, which will be paid annually. Outstanding principal and all accrued and unpaid interest under the Subordinated Note must be paid in full on the fifth anniversary of the date of the Bankruptcy Court's confirmation of the Registrant's plan of liquidation. The Purchaser is required to prepay outstanding principal under the Subordinated Note on an annual basis in an amount equal to 20% of the free cash flow determined by taking the Purchaser's operating income plus depreciation and amortization, less taxes, interest, required principal payments on other debt obligations, capital expenditure and the increase in working capital. On or before July 12, 2002, the Purchaser may satisfy and retire the Subordinated Note in full by paying a total of $2 million.

        The shareholders of the Registrant will not receive any proceeds from the Sale. Following the consummation of the Sale, the Registrant has been left with little or no assets and the Registrant will file with the Bankruptcy Court a plan of liquidation. The shareholders of the Registrant are not expected to receive any proceeds pursuant to such plan of liquidation.


ITEM 7. EXHIBITS.

        (c)     EXHIBITS

        The following exhibits are filed as a part of this report:

        2.1 Order Granting Debtor's Motion for Order Approving: (1) the Sale of Substantially All of the Debtor's Assets Free and Clear of Liens, Claims, and Interests Pursuant to 11 U.S.C. Section 363;
                (2) Assumption and Assignment of Executory Contracts and Unexpired Leases; and (3) Consideration of Potential Overbids, dated September 4, 2001.*

        2.2 Form of Asset Purchase Agreement between The L.L. Knickerbocker Co., Inc. and Marian, LLC.**



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        99.1    Press Release issued by The L.L. Knickerbocker Co., Inc. on
                October 17, 2001.

        ----------------

        * Previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated September 19, 2001 and filed with the Commission on September 21, 2001 (File No. 0-25488).

        ** Previously filed as Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated September 19, 2001 and filed with the Commission on September 21, 2001 (File No. 0-25488).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2001                    THE L.L. KNICKERBOCKER CO., INC.

                                          By:  /s/ Anthony P. Shutts
                                               --------------------------------
                                               Anthony P. Shutts
                                               Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
2.1            Order Granting Debtor's Motion for Order Approving: (1) the Sale
               of Substantially All of the Debtor's Assets Free and Clear of
               Liens, Claims, and Interests Pursuant to 11 U.S.C. Section 363;
               (2) Assumption and Assignment of Executory Contracts and
               Unexpired Leases; and (3) Consideration of Potential Overbids,
               dated September 4, 2001.*

2.2            Form of Asset Purchase Agreement between The L.L. Knickerbocker
               Co., Inc. and Marian, LLC.**

99.1           Press Release issued by The L.L. Knickerbocker Co., Inc. on
               October 17, 2001.

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*              Previously filed as Exhibit 2.1 to the Registrant's Current
               Report on Form 8-K dated September 19, 2001 and filed with the Commission on September 21, 2001 (File No. 0-25488).

** Previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated September 19, 2001 and filed with the Commission on September 21, 2001 (File No. 0-25488).